Exhibit 99.1

California Gold Corp. Announces the Closing of Its Private Placement Over-Allotment Option and the Signing of a Surface Rights Agreement to Explore its Optioned AuroTelurio Gold-Tellurium Property in Sonora, Mexico

La Cañada, California, June 20, 2011 -- California Gold Corp. (OTC Bulletin Board: CLGL; the “Company”) is pleased to announce it has completed a closing of an over-allotment option on its private placement offering (the "Offering") pursuant to which the Company sold to various institutional and accredited investors and non-U.S. persons in this closing 13,000,000 additional units of its securities (the "Units") for gross proceeds of $325,000. In total, the Company sold 76,478,258 Units in the Offering for aggregate gross proceeds of $1,911,956.45.

Each of the Units in this closing consisted of one share of the Company's common stock, par value $0.001 per share (the "Common Stock"), and an 18 month warrant to purchase one-half share of Common Stock at an exercise price of $0.125 per whole share.  Twenty-two million Units sold in the Offering contained Series A Preferred Stock instead of Common Stock.

The Company plans to apply the aggregate net proceeds of the Offering towards its exploration program for the La Viuda Concessions south of Moctezuma, Sonora, Mexico, comprising the AuroTelurio gold-tellurium property optioned from Mexivada Mining Corp., and for general working capital purposes. The Company’s AuroTelurio property directly adjoins a tellurium project now in development by First Solar, Inc., a world leader in the manufacture of photovoltaic solar panel systems.

On May 16, 2011, the Company signed a surface rights agreement with the land owner where the AuroTelurio gold-tellurium property is located.  The Company will pay this land owner $14,400 per year for the right to conduct its exploration of the La Viuda Concessions (comprising the Company’s AuroTelurio project) on this property.

James Davidson, Chief Executive Officer of the Company, stated: "We are very pleased to have closed our private placement over-allotment option for an additional $325,000 and to have signed a surface rights agreement for our AuroTelurio gold-tellurium project.  These additional funds in hand with this agreement will enable us to move forward aggressively with our exploration program.  As previously stated, we believe that California Gold Corp. is in the ‘hot spot’ to take advantage of two major bull markets in commodities: rare metals and gold/silver.”

About California Gold
California Gold is an exploration stage mining company whose principal focus is the identification, acquisition and development of rare and precious metals mining properties in the Americas.  The Company’s primary focus is on the exploration and development of the La Viuda Concessions (comprising the Company’s AuroTelurio project) south of Moctezuma, Sonora, Mexico, where, the Company believes, deposits of tellurium, gold and silver may exist in economically minable quantities.

Forward-Looking Statements

All statements other than statements of historical facts included in this news release including, without limitation, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “potential,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions are forward-looking statements. The Company can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct.  Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause the Company’s actual results to differ materially from the forward-looking statements, including, but not limited to: the Company’s ability to successfully explore the Mexivada AuroTelurio gold/tellurium project in Sonora, Mexico; the Company’s ability to identify appropriate corporate acquisition and/or joint venture opportunities in the  precious and rare metals mining sector and to establish the technical and managerial infrastructure, and to raise the required capital, to take advantage of, and successfully participate in such opportunities; future economic conditions; political stability; and precious and rare metals prices.  For further information about certain risks faced by the Company, see “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 17, 2011.

The Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this news release to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:
California Gold Corp.
George Duggan
(818) 542-6891